UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2020

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On July 1, 2020, Medicine Man Technologies (the “Company”), terminated the binding term sheet (the “Dabble Term Sheet”) with Cold Baked, LLC and Golden Works, LLC (d/b/a “Dabble”), each a Colorado limited liability company, which term sheet had set forth the terms of the acquisition by the Company of 100% of the capital stock and assets of Dabble. The Dabble Term Sheet was previously described in the Company’s Current Report on Form 8-K filed on August 12, 2019, and incorporated herein by reference.

Only July 1, 2020, the Company terminated the binding term sheet (the “Los Suenos Term Sheet”) with Los Suenos, LLC (“Los Suenos”) and Emerald Fields Grow, LLC (“Emerald”), each a Colorado limited liability company, which term sheet had set forth the terms of the acquisition by the Company of 100% of the capital stock and assets of Los Suenos and Emerald, respectively. The Los Suenos Term Sheet was previously described in the Company’s Current Report on Form 8-K filed on June 6, 2019, and incorporated herein by reference.

Only July 1, 2020, the Company terminated the binding term sheet (the “Farm Boy Term Sheet”) with Farm Boy, LLC (“Farm Boy”) and Baseball 18, LLC (“Baseball”), each a Colorado limited liability company, which term sheet had set forth the terms of the acquisition by the Company of 100% of the capital stock and assets of Farm Boy and Baseball, respectively. The Farm Boy Term Sheet was previously described in the Company’s Current Report on Form 8-K filed on June 6, 2019, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Dan Pabon
Date: July 2, 2020		Dan Pabon General Counsel

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